Exhibit 99.1
VERITEX HOLDINGS, INC. REPORTS THIRD QUARTER OPERATING RESULTS

Dallas, TX — October 26, 2021 —Veritex Holdings, Inc. (“Veritex,” the “Company,” “we” or “our”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended September 30, 2021.
“The third quarter was transformational for the growing Veritex family,” said President and CEO, Malcolm C. Holland, III. “We closed our 49% investment in Thrive and announced the acquisition of North Avenue Capital, the nation’s largest producer of USDA loans, which will close on November 1, 2021. We continue to see benefits from our targeted talent hires with record annualized loan growth of 22.1% for Q3-21 and remain focused on revenue diversification, sound underwriting, reducing NPAs, maintaining our strong culture and pursuing opportunities to further scale our Company.”

Third Quarter Highlights

•Net income of $36.8 million, or $0.73 diluted earnings per share (“EPS”), compared to $29.5 million, or $0.59 diluted EPS, for the quarter ended June 30, 2021 and $22.9 million, or $0.46 diluted EPS, for the quarter ended September 30, 2020;
•Operating earnings1 of $35.1 million, or $0.70 diluted operating EPS1, compared to $30.0 million, or $0.60 diluted operating EPS1, for the quarter ended June 30, 2021 and $22.9 million, or $0.46 diluted operating EPS1, for the quarter ended September 30, 2020;
•Total loans held for investment (“LHI”), excluding mortgage warehouse (“MW”) and Paycheck Protection Program (“PPP”) loans, grew $344.5 million from the second quarter of 2021, or 21.9% annualized;
•Total LHI, excluding MW and PPP, grew $768.0 million from December 31, 2020, or 17.5% annualized, and $826.2 million, or 14.3%, year over year.
•Total deposits grew $199.9 million from the second quarter of 2021, or 11.4% annualized, with the average cost of total deposits decreasing to 0.20% for the three months ended September 30, 2021 from 0.23% for the three months ended June 30, 2021;
•Nonperforming assets (“NPAs”) to total assets decreased to 0.77%, or 8 basis points from the second quarter of 2021;
•Book value per common share increased to $26.09 from $25.72 as of June 30, 2021 and tangible book value per common share1 increased to $17.53 from $17.16 as of June 30, 2021;
•Repurchased 328,122 shares at an average price of $34.85 during the third quarter of 2021 and extended the Stock Buyback Program to December 31, 2022;
•Announced the completion of the Company’s 49% investment in Thrive Mortgage, LLC (“Thrive”) during the third quarter and recognized $4.5 million of equity method investment income which includes $1.9 million of PPP loan forgiveness income;
•Announced the acquisition of North Avenue Capital, LLC on September 21, 2021. Transaction will close November 1, 2021; and
•Declared quarterly cash dividend of $0.20 per share of outstanding common stock payable on November 23, 2021.

	QTD		YTD
Financial Highlights	Q3 2021	Q2 2021	Q3 2021	Q3 2020
	(Dollars in thousands) (unaudited)
GAAP
Net income	$36,835	$29,456	$98,078	$51,082
Diluted EPS	0.73	0.59	1.95	1.02
Book value per common share	26.09	25.72	26.09	23.87
Return on average assets[2]	1.56%	1.27%	1.42%	0.81%
Efficiency ratio	47.55	52.42	49.79	47.19
Non-GAAP[1]
Operating earnings	$35,072	$29,952	$97,237	$48,250
Diluted operating EPS	0.70	0.60	1.94	0.96
Tangible book value per common share	17.53	17.16	17.53	15.19
Pre-tax, pre-provision operating earnings	43,858	38,497	122,565	124,040
Pre-tax, pre-provision operating return on average assets[2]	1.85%	1.66%	1.78%	1.96%
Operating return on average assets[2]	1.48	1.29	1.41	0.76
Operating efficiency ratio	48.51	51.63	49.89	47.10
Return on average tangible common equity[2]	17.72	15.18	16.70	10.56
Operating return on average tangible common equity[2]	16.92	15.42	16.57	10.04
1 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-generally accepted accounting principles (“GAAP”) financial measures to their most directly comparable GAAP measures.
2 Annualized ratio.

Results of Operations for the Three Months Ended September 30, 2021
Net Interest Income
For the three months ended September 30, 2021, net interest income before provision for credit losses was $71.3 million and net interest margin was 3.26% compared to $67.1 million and 3.11%, respectively, for the three months ended June 30, 2021. Net interest margin increased 15 basis points from the three months ended June 30, 2021 primarily due to a change in the mix of interest-earning assets resulting from increases in loans, which tend to yield greater interest rates and decreases in PPP loans, which earned a 1.00% yield and excess liquidity which yields 15 basis points. The average cost of interest-bearing deposits decreased 5 basis points to 0.30% for the three months ended September 30, 2021 from 0.35% for the three months ended June 30, 2021.
Net interest income before provision for credit losses increased by $5.4 million from $65.9 million to $71.3 million and net interest margin decreased by 6 basis points from 3.32% to 3.26% for the three months ended September 30, 2021 as compared to the same period in 2020. The increase in net interest income before provision for credit losses was primarily due to a $3.1 million decrease in interest expense on certificate and other time deposits and a $2.5 million increase in interest income on loans during the three months ended September 30, 2021 compared to the three months ended September 30, 2020. Net interest margin decreased 6 basis points from the three months ended September 30, 2020 primarily due to a decrease in the average yields earned on loans, partially offset by decreases in the average rate paid on interest-bearing demand and savings deposits and certificates and other time deposits for the three months ended September 30, 2021. As a result, the average cost of interest-bearing deposits decreased 37 basis points to 0.30% for the three months ended September 30, 2021 from 0.67% for the three months ended September 30, 2020.

Noninterest Income
Noninterest income for the three months ended September 30, 2021 was $15.6 million, an increase of $3.2 million, or 25.5%, compared to the three months ended June 30, 2021. The increase was primarily due to a $4.5 million increase in equity method investment income related to our 49% investment in Thrive which closed during the third quarter. This increase was partially offset by a $774 thousand decrease in PPP income and a $333 thousand decrease in gain on sale of Small Business Administration (“SBA”) loans during the three months ended September 30, 2021 compared to the three months ended June 30, 2021.
Compared to the three months ended September 30, 2020, noninterest income for the three months ended September 30, 2021 increased by $5.8 million, or 59.5%. The increase was primarily due to the $4.5 million increase in equity method investment income related to the Company’s investment in Thrive discussed above and a $1.4 million increase in service charges and fees on deposit accounts as a result of increased deposits during the three months ended September 30, 2021 , compared to the same period in 2020.

Noninterest Expense
Noninterest expense was $41.3 million for the three months ended September 30, 2021, compared to $41.7 million for the three months ended June 30, 2021, a decrease of $396 thousand, or 0.9%. The decrease was primarily driven by a $690 thousand decrease in marketing expenses as a result of decreased advertising during the three months ended September 30, 2021 compared to the three months ended June 30, 2021.
Compared to the three months ended September 30, 2020, noninterest expense for the three months ended September 30, 2021 increased by $4.9 million, or 13.5%. The increase was primarily driven by a $2.4 million increase in salaries and employee benefits as a result of a $1.8 million increase in accrued employee bonus, a $1.7 million increase in lender incentive, a $1.6 million increase in salaries and a $565 thousand increase in employee stock based compensation which was slightly offset by a $2.8 million increase in direct loan origination costs which are required to be deferred in accordance with ASC 310-20 during the three months ended September 30, 2021 compared to the same period in 2020. The increase in noninterest expense was also a result of a $556 thousand increase in occupancy and equipment, a $461 thousand increase in problem loan fees, a $242 thousand increase in professional and regulatory fees and a $128 thousand increase in legal settlements during the three months ended September 30, 2021 compared to the same period in 2020

Financial Condition
Total LHI, excluding MW and PPP, were $6.6 billion, an increase of $343.8 million, or 21.9%, annualized, compared to June 30, 2021. Total loans were $7.4 billion at September 30, 2021, an increase of $250.2 million, or 14.0% annualized, compared to June 30, 2021. The increases were the result of the continued execution and success of our loan growth strategy.
Total deposits were $7.2 billion at September 30, 2021, an increase of $199.9 million, or 11.4% annualized, compared to June 30, 2021. The increase was primarily the result of an increase of $169.7 million in certificates and other time deposits and an increase of $115.3 million in interest-bearing transaction and savings deposits. This increase was partially offset by a decrease of $85.1 million in noninterest-bearing demand deposits.

Asset Quality
NPAs totaled $74.0 million, or 0.77% of total assets at September 30, 2021, compared to $79.9 million, or 0.85% of total assets, at June 30, 2021. Included in NPAs as of September 30, 2021 are $1.7 million of accruing loans 90 or more days past due that are considered well-secured and in the process of collection. The Company’s net charge-offs for the three months ended September 30, 2021 were $5.8 million, which were fully reserved against in prior periods.
The Company recorded no provision for credit losses for the three months ended September 30, 2021 and June 30, 2021, compared to $8.7 million for the three months ended September 30, 2020. The decrease in the recorded provision for credit losses for the three months ended September 30, 2021, compared to the three months ended September 30, 2020, was primarily attributable to improvement in the Texas economic forecasts used in the Current Expected Credit Losses (“CECL”) model in the third quarter of 2021 to reflect the expected impact of the COVID-19 pandemic as of September 30, 2021, as compared to our Texas economic forecasts and expected impact of the COVID-19 pandemic as of September 30, 2020. In the third quarter of 2021, we also recorded a $448 thousand benefit for unfunded commitments, which was also attributable to improvement in the Texas economic forecasts..
Allowance for credit losses (“ACL”) as a percentage of LHI, excluding MW and PPP loans, was 1.42%, 1.59% and 2.10% at September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

Dividend Information

On October 26, 2021, Veritex’s Board of Directors declared a quarterly cash dividend of $0.20 per share on its outstanding shares of common stock. The dividend will be paid on or after November 23, 2021 to stockholders of record as of the close of business on November 10, 2021.

Non-GAAP Financial Measures
Veritex’s management uses certain financial measures that are not calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”) to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share, operating earnings, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, diluted operating EPS, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call
The Company will host an investor conference call to review the results on Wednesday, October 27, 2021 at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/ttpjfm6e and will receive a unique PIN, which can be used when dialing in for the call. This will allow attendees to access the call immediately. Alternatively, participants may call toll-free at (877) 703-9880.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, https://ir.veritexbank.com/. An audio replay will be available one hour after the conclusion of the call at (855) 859-2056, Conference
#5908627. This replay, as well as the webcast, will be available until November 3, 2021.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media and Investor Relations:
investorrelations@veritexbank.com
Forward-Looking Statements
This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment date of the Company’s quarterly cash dividend, the expected timing of completion of the Company’s acquisition of North Avenue Capital, LLC (“NAC”), the impact of certain changes in the Company’s accounting policies, standards and interpretations, the effects of the COVID-19 pandemic and actions taken in response thereto, the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain important factors could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, the possibility that the Company’s acquisition of NAC does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the failure to close for any other reason, that the businesses of the Company and NAC will not be integrated successfully, that the cost savings and any synergies from the proposed acquisition may not be fully realized or may take longer to realize than expected, disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom the Company or NAC have business relationships, diversion of management time on acquisition-related issues, the reaction to the transaction of the companies’ customers, employees and counterparties and other factors, many of which are beyond the control of the Company and NAC. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
	(Dollars and shares in thousands, except per-share data)
Per Share Data (Common Stock):
Basic EPS	$0.75	$0.60	$0.64	$0.46	$0.46	$1.98	$1.02
Diluted EPS	0.73	0.59	0.64	0.46	0.46	1.95	1.02
Book value per common share	26.09	25.72	24.96	24.39	23.87	26.09	23.87
Tangible book value per common share[1]	17.53	17.16	16.34	15.70	15.19	17.53	15.19
Dividends paid per common share outstanding[2]	0.20	0.20	0.17	0.17	0.17	0.57	0.51

Common Stock Data:
Shares outstanding at period end	49,229	49,498	49,433	49,340	49,650	49,229	49,650
Weighted average basic shares outstanding for the period	49,423	49,476	49,394	49,571	49,647	49,431	49,989
Weighted average diluted shares outstanding for the period	50,306	50,331	49,998	49,837	49,775	50,230	50,176

Summary of Credit Ratios:
ACL to total LHI, excluding MW and PPP loans	1.42%	1.59%	1.76%	1.80%	2.10%	1.42%	2.10%
NPAs to total assets	0.77	0.85	0.92	0.99	1.11	0.77	1.11
Net charge-offs to average loans outstanding	0.09	0.09	—	0.28	0.04	0.18	0.07

Summary Performance Ratios:
Return on average assets[3]	1.56%	1.27%	1.44%	1.04%	1.06%	1.42%	0.81%
Return on average equity[3]	11.32	9.42	10.53	7.58	7.74	10.43	5.91
Return on average tangible common equity[1,3]	17.72	15.18	17.17	12.84	13.27	16.70	10.56
Efficiency ratio	47.55	52.42	49.62	62.52	48.12	49.79	47.19
Net interest margin	3.26	3.11	3.22	3.29	3.32	3.20	3.42

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.70	$0.60	$0.64	$0.60	$0.46	$1.94	$0.96
Pre-tax, pre-provision operating return on average assets[1,2]	1.85%	1.66%	1.82%	1.75%	1.82%	1.78%	1.96%
Operating return on average assets[1,3]	1.48	1.29	1.46	1.35	1.06	1.41	0.76
Operating return on average tangible common equity[1,3]	16.92	15.42	17.39	16.44	13.27	16.57	10.04
Operating efficiency ratio[1]	48.51	51.63	49.62	49.49	48.11	49.89	47.10

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	13.75%	13.46%	13.69%	13.67%	13.72%	13.63%	13.66%
Tangible common equity to tangible assets[1]	9.43	9.51	9.17	9.23	9.12	9.43	9.12
Tier 1 capital to average assets (leverage)	9.54	9.38	9.50	9.43	9.54	9.54	9.54
Common equity tier 1 capital	8.75	9.03	9.27	9.30	9.67	8.75	9.67
Tier 1 capital to risk-weighted assets	9.06	9.36	9.61	9.66	10.05	9.06	10.05
Total capital to risk-weighted assets	12.31	12.86	13.38	13.56	12.70	12.31	12.70
1 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2 Dividend amount represents dividend paid per common share subsequent to each respective quarter end.
3 Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands)

	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and cash equivalents	$229,712	$390,027	$468,029	$230,825	$128,767
Debt securities	1,103,745	1,125,877	1,077,860	1,055,201	1,091,440
Other investments	191,786	87,558	87,226	87,192	98,023

Loans held for sale	18,896	12,065	19,864	21,414	13,928
LHI, PPP loans, carried at fair value	135,842	291,401	407,353	358,042	405,465
LHI, MW	615,045	559,939	599,001	577,594	544,845
LHI, excluding MW and PPP	6,615,905	6,272,087	5,963,493	5,847,862	5,789,293
Total loans	7,385,688	7,135,492	6,989,711	6,804,912	6,753,531
ACL	(93,771)	(99,543)	(104,936)	(105,084)	(121,591)
Bank-owned life insurance	83,781	83,304	83,318	82,855	82,366
Bank premises, furniture and equipment, net	116,063	123,504	114,585	115,063	115,794
Other real estate owned (“OREO”)	—	2,467	2,337	2,337	5,796
Intangible assets, net of accumulated amortization	54,682	57,143	59,236	61,733	64,716
Goodwill	370,840	370,840	370,840	370,840	370,840
Other assets	129,774	72,856	89,304	114,997	112,693
Total assets	$9,572,300	$9,349,525	$9,237,510	$8,820,871	$8,702,375
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,302,925	$2,388,068	$2,171,719	$2,097,099	$1,920,715
Interest-bearing transaction and savings deposits	3,228,306	3,112,974	3,189,693	2,958,456	2,821,945
Certificates and other time deposits	1,647,521	1,477,860	1,543,158	1,457,291	1,479,896
Total deposits	7,178,752	6,978,902	6,904,570	6,512,846	6,222,556
Accounts payable and other liabilities	66,571	55,499	55,902	61,928	69,540
Advances from Federal Home Loan Bank (“FHLB”)	777,601	777,640	777,679	777,718	1,082,756
Subordinated debentures and subordinated notes	262,761	262,766	262,774	262,778	140,158
Securities sold under agreements to repurchase	2,455	1,811	2,777	2,225	2,028
Total liabilities	8,288,140	8,076,618	8,003,702	7,617,495	7,517,038
Commitments and contingencies
Stockholders’ equity:
Common stock	559	558	557	555	555
Additional paid-in capital	1,137,889	1,134,603	1,131,324	1,126,437	1,124,148
Retained earnings	243,633	216,704	195,661	172,232	157,639
Accumulated other comprehensive income	69,661	77,189	62,413	56,225	47,155
Treasury stock	(167,582)	(156,147)	(156,147)	(152,073)	(144,160)
Total stockholders’ equity	1,284,160	1,272,907	1,233,808	1,203,376	1,185,337
Total liabilities and stockholders’ equity	$9,572,300	$9,349,525	$9,237,510	$8,820,871	$8,702,375

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Interest income:
Loans, including fees	$71,139	$67,814	$67,399	$69,597	$68,685	$206,352	$216,986
Debt securities	7,613	7,529	7,437	7,652	7,852	22,579	23,074
Deposits in financial institutions and Fed Funds sold	130	167	127	99	65	424	1,122
Equity securities and other investments	898	672	663	752	827	2,233	2,568
Total interest income	79,780	76,182	75,626	78,100	77,429	231,588	243,750
Interest expense:
Transaction and savings deposits	1,588	1,661	1,980	2,105	2,105	5,229	11,128
Certificates and other time deposits	1,934	2,423	3,061	3,919	5,004	7,418	19,759
Advances from FHLB	1,848	1,829	1,812	2,222	2,707	5,489	8,387
Subordinated debentures and subordinated notes	3,134	3,138	3,138	3,088	1,743	9,410	5,444
Total interest expense	8,504	9,051	9,991	11,334	11,559	27,546	44,718
Net interest income	71,276	67,131	65,635	66,766	65,870	204,042	199,032
Provision for credit losses	—	—	—	—	8,692	—	56,640
(Benefit) provision for unfunded commitments	(448)	577	(570)	902	1,447	(441)	8,127
Net interest income after provisions	71,724	66,554	66,205	65,864	55,731	204,483	134,265
Noninterest income:
Service charges and fees on deposit accounts	4,484	3,847	3,629	3,971	3,130	11,960	9,732
Loan fees	1,746	1,823	1,341	684	1,787	4,910	5,027
(Loss) gain on sales of investment securities	(188)	—	—	(256)	(8)	(188)	2,871
Gain on sales of mortgage loans held for sale	407	385	507	317	472	1,299	922
Government guaranteed loan income, net	2,341	3,448	6,548	448	2,257	12,337	13,702
Equity method investment income	4,522	—	—	—	—	4,522	—
Other	2,315	2,953	2,147	3,848	2,157	7,415	6,078
Total noninterest income	15,627	12,456	14,172	9,012	9,795	42,255	38,332
Noninterest expense:
Salaries and employee benefits	22,964	23,451	22,932	20,011	20,553	69,347	59,442
Occupancy and equipment	4,536	4,233	4,096	4,116	3,980	12,865	12,247
Professional and regulatory fees	3,401	3,086	3,441	3,578	3,159	9,928	8,151
Data processing and software expense	2,494	2,536	2,319	2,238	2,452	7,349	6,975
Marketing	1,151	1,841	909	945	1,062	3,901	2,706
Amortization of intangibles	2,509	2,517	2,537	2,558	2,840	7,563	8,232
Telephone and communications	380	337	337	340	345	1,054	972
COVID expenses	—	—	—	—	132	—	1,377
Debt extinguishment costs	—	—	—	9,746	—	—	—
Other	3,886	3,716	3,026	3,841	1,885	10,628	11,912
Total noninterest expense	41,321	41,717	39,597	47,373	36,408	122,635	112,014
Income before income tax expense	46,030	37,293	40,780	27,503	29,118	124,103	60,583
Income tax expense	9,195	7,837	8,993	4,702	6,198	26,025	9,501
Net income	$36,835	$29,456	$31,787	$22,801	$22,920	$98,078	$51,082

Basic EPS	$0.75	$0.60	$0.64	$0.46	$0.46	$1.98	$1.02
Diluted EPS	$0.73	$0.59	$0.64	$0.46	$0.46	$1.95	$1.02
Weighted average basic shares outstanding	49,423	49,476	49,394	49,571	49,647	49,431	49,989
Weighted average diluted shares outstanding	50,306	50,331	49,998	49,837	49,775	50,230	50,176

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands except percentages)

	For the Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1]	$6,384,856	$66,911	4.16%	$6,108,527	$63,427	4.16%	$5,753,859	$64,958	4.49%
LHI, MW	465,945	3,697	3.15	455,334	3,476	3.06	358,248	2,705	3.00
PPP loans	210,092	531	1.00	364,020	911	1.00	407,112	1,022	1.00
Debt securities	1,119,952	7,613	2.70	1,095,678	7,529	2.76	1,101,469	7,852	2.84
Interest-bearing deposits in other banks	336,289	130	0.15	548,087	167	0.12	175,201	65	0.15
Equity securities and other investments	167,242	898	2.13	87,413	672	3.08	103,948	827	3.17
Total interest-earning assets	8,684,376	79,780	3.64	8,659,059	76,182	3.53	7,899,837	77,429	3.90
ACL	(99,482)			(105,050)			(116,859)
Noninterest-earning assets	800,576			767,270			802,948
Total assets	$9,385,470			$9,321,279			$8,585,926

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$3,201,409	$1,588	0.20%	$3,191,405	$1,661	0.21%	$2,735,170	$2,105	0.31%
Certificates and other time deposits	1,519,824	1,934	0.50	1,515,092	2,423	0.64	1,459,046	5,004	1.36
Advances from FHLB	777,617	1,848	0.94	777,655	1,829	0.94	1,067,771	2,707	1.01
Subordinated debentures and subordinated notes	264,714	3,134	4.70	264,931	3,138	4.75	142,432	1,743	4.87
Total interest-bearing liabilities	5,763,564	8,504	0.59	5,749,083	9,051	0.63	5,404,419	11,559	0.85

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,271,197			2,266,470			1,937,921
Other liabilities	60,181			51,355			65,704
Total liabilities	8,094,942			8,066,908			7,408,044
Stockholders’ equity	1,290,528			1,254,371			1,177,882
Total liabilities and stockholders’ equity	$9,385,470			$9,321,279			$8,585,926

Net interest rate spread[2]			3.05%			2.90%			3.05%
Net interest income		$71,276			$67,131			$65,870
Net interest margin[3]			3.26%			3.11%			3.32%
1 Includes average outstanding balances of loans held for sale of $8,542, $14,364 and $15,404 for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively, and average balances of LHI, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands except percentages)

	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1]	$6,118,880	$193,040	4.22%	$5,779,469	$208,889	4.83%
LHI, MW	477,319	10,988	3.08	275,890	6,318	3.06
PPP loans	309,620	2,324	1.00	236,778	1,779	1.00
Debt securities	1,093,263	22,579	2.76	1,086,185	23,074	2.84
Interest-bearing deposits in other banks	408,601	424	0.14	283,108	1,122	0.53
Equity securities and other investments	114,237	2,233	2.61	102,185	2,568	3.36
Total interest-earning assets	8,521,920	231,588	3.63	7,763,615	243,750	4.19
ACL	(103,478)			(90,633)
Noninterest-earning assets	799,207			776,790
Total assets	$9,217,649			$8,449,772

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$3,144,395	$5,229	0.22%	$2,680,925	$11,128	0.55%
Certificates and other time deposits	1,514,954	7,418	0.65	1,579,114	19,759	1.67
Advances from FHLB	777,655	5,489	0.94	1,070,856	8,387	1.05
Subordinated debentures and subordinated notes	264,998	9,410	4.75	143,387	5,444	5.07
Total interest-bearing liabilities	5,702,002	27,546	0.65	5,474,282	44,718	1.09

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,198,551			1,763,289
Other liabilities	60,456			57,737
Total liabilities	7,961,009			7,295,308
Stockholders’ equity	1,256,640			1,154,464
Total liabilities and stockholders’ equity	$9,217,649			$8,449,772

Net interest rate spread[2]			2.98%			3.10%
Net interest income		$204,042			$199,032
Net interest margin[3]			3.20%			3.42%
1 Includes average outstanding balances of loans held for sale of $13,140 and $16,448 for the nine months ended September 30, 2021 and September 30, 2020, respectively, and average balances of loans held for investment, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights

Yield Trend

	For the Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Average yield on interest-earning assets:
Loans[1]	4.16%	4.16%	4.31%	4.48%	4.49%
LHI, MW	3.15	3.06	3.03	2.99	3.00
PPP loans	1.00	1.00	1.00	1.00	1.00
Debt securities	2.70	2.76	2.84	2.83	2.84
Interest-bearing deposits in other banks	0.15	0.12	0.15	0.15	0.15
Equity securities and other investments	2.13	3.08	3.08	3.13	3.17
Total interest-earning assets	3.64%	3.53%	3.71%	3.85%	3.90%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	0.20%	0.21%	0.26%	0.29%	0.31%
Certificates and other time deposits	0.50	0.64	0.82	1.06	1.36
Advances from FHLB	0.94	0.94	0.94	1.00	1.01
Subordinated debentures and subordinated notes	4.70	4.75	4.80	4.73	4.87
Total interest-bearing liabilities	0.59%	0.63%	0.72%	0.82%	0.85%

Net interest rate spread[2]	3.05%	2.90%	2.99%	3.03%	3.05%
Net interest margin[3]	3.26%	3.11%	3.22%	3.29%	3.32%
1Includes average outstanding balances of loans held for sale of $8,542, $14,364, $16,602, $11,938 and $15,404 for the three months ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively, and average balances of LHI, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Average cost of interest-bearing deposits	0.30%	0.35%	0.45%	0.55%	0.67%
Average costs of total deposits, including noninterest-bearing	0.20	0.23	0.31	0.38	0.46

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands except percentages)

Total LHI and Deposit Portfolio Composition

	September 30, 2021		June 30, 2021		March 31, 2021		December 31, 2020		September 30, 2020
	(Dollars in thousands)
LHI[1]
Commercial	$1,812,679	27.4%	$1,771,100	28.2%	$1,632,040	27.4%	$1,559,546	26.7%	$1,623,249	28.0%
Real Estate:
Owner occupied commercial (“OOCRE”)	711,476	10.7	744,899	11.9	733,310	12.3	717,472	12.3	734,939	12.7
Non-owner occupied commercial (“NOOCRE)	2,175,499	32.8	1,986,538	31.6	1,970,945	33.0	1,904,132	32.5	1,817,013	31.4
Construction and land	936,174	14.1	871,765	13.9	723,444	12.1	693,030	11.8	623,496	10.8
Farmland	73,550	1.1	13,661	0.2	14,751	0.2	13,844	0.2	14,413	0.2
1-4 family residential	543,518	8.2	513,635	8.2	492,609	8.3	524,344	9.0	548,953	9.5
Multi-family residential	356,885	5.4	367,445	5.9	386,844	6.5	424,962	7.3	412,412	7.0
Consumer	14,266	0.2	10,530	0.1	12,431	0.2	13,000	0.2	14,127	0.2
Total LHI	$6,624,047	100%	$6,279,573	100%	$5,966,374	100%	$5,850,330	100%	$5,788,602	100%

MW	615,045		559,939		599,001		577,594		544,845
PPP loans	135,842		291,401		407,353		358,042		405,465

Total LHI[1]	$7,374,934		$7,130,913		$6,972,728		$6,785,966		$6,738,912

Deposits
Noninterest-bearing	$2,302,925	32.1%	$2,388,068	34.3%	$2,171,719	31.6%	$2,097,099	32.2%	$1,920,715	30.9%
Interest-bearing transaction	514,537	7.2	451,307	6.5	463,343	6.7	453,110	7.0	450,739	7.2
Money market	2,585,926	36.0	2,539,061	36.4	2,602,903	37.7	2,398,526	36.8	2,267,191	36.4
Savings	127,843	1.8	122,606	1.8	123,447	1.8	106,820	1.6	104,015	1.7
Certificates and other time deposits	1,647,521	22.9	1,477,860	21.2	1,543,158	22.3	1,457,291	22.3	1,479,896	23.7
Total deposits	$7,178,752	100%	$6,978,902	100%	$6,904,570	100%	$6,512,846	100%	$6,222,556	100%

Loan to Deposit Ratio	102.7%		102.2%		101.0%		104.2%		108.3%
Loan to Deposit Ratio, excluding MW and PPP loans	92.3%		90.0%		86.4%		89.8%		93.0%

1 Total LHI does not include deferred fees of $8.1 million, $7.5 million, $2.9 million and $2.5 million at September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively, or deferred costs of $691 thousand at September 30, 2020.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands except percentages)

Asset Quality

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
	(Dollars in thousands)
NPAs:
Nonaccrual loans	$72,317	$76,994	$73,594	$81,096	$88,877	$72,317	$88,877
Accruing loans 90 or more days past due[1]	1,711	462	9,093	4,204	1,689	1,711	1,689
Total nonperforming loans held for investment (“NPLs”)	74,028	77,456	82,687	85,300	90,566	74,028	90,566
OREO	—	2,467	2,337	2,337	5,796	—	5,796
Total NPAs	$74,028	$79,923	$85,024	$87,637	$96,362	$74,028	$96,362

Charge-offs:
Residential	$(64)	$(300)	$(15)	$(18)	$—	$(379)	$—
OOCRE	(813)	(689)	—	—	(2,421)	(1,502)	(2,421)
NOOCRE	—	—	—	(2,865)	—
Commercial	(5,508)	(5,608)	(346)	(13,699)	(68)	(11,462)	(1,808)
Consumer	(17)	(20)	(18)	(26)	(11)	(55)	(136)
Total charge-offs	(6,402)	(6,617)	(379)	(16,608)	(2,500)	(13,398)	(4,365)

Recoveries:
Residential	26	29	3	49	7	58	8
OOCRE	—	500	—	—	—	500	—
Commercial	596	659	226	52	14	1,481	50
Consumer	8	36	2	—	13	46	287
Total recoveries	630	1,224	231	101	34	2,085	345

Net charge-offs	$(5,772)	$(5,393)	$(148)	$(16,507)	$(2,466)	$(11,313)	$(4,020)

CECL transition adjustment	$—	$—	$—	$—	$—	$—	$39,137

ACL at end of period	$93,771	$99,543	$104,936	$105,084	$121,591	$93,771	$121,591

Asset Quality Ratios:
NPAs to total assets	0.77%	0.85%	0.92%	0.99%	1.11%	0.77%	1.11%
NPLs to total LHI, excluding MW and PPP loans	1.12	1.23	1.39	1.46	1.56	1.12	1.56
ACL to total LHI, excluding MW and PPP loans	1.42	1.59	1.76	1.80	2.10	1.42	2.10
Net charge-offs to average loans outstanding	0.09	0.09	—	0.28	0.04	0.18	0.07
1 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP, in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,284,160	$1,272,907	$1,233,808	$1,203,376	$1,185,337
Adjustments:
Goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(50,436)	(52,873)	(55,311)	(57,758)	(60,209)
Tangible common equity	$862,884	$849,194	$807,657	$774,778	$754,288
Common shares outstanding	49,229	49,498	49,433	49,340	49,650

Book value per common share	$26.09	$25.72	$24.96	$24.39	$23.87
Tangible book value per common share	$17.53	$17.16	$16.34	$15.70	$15.19

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,284,160	$1,272,907	$1,233,808	$1,203,376	$1,185,337
Adjustments:
Goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(50,436)	(52,873)	(55,311)	(57,758)	(60,209)
Tangible common equity	$862,884	$849,194	$807,657	$774,778	$754,288
Tangible Assets
Total assets	$9,572,300	$9,349,525	$9,237,510	$8,820,871	$8,702,375
Adjustments:
Goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(50,436)	(52,873)	(55,311)	(57,758)	(60,209)
Tangible Assets	$9,151,024	$8,925,812	$8,811,359	$8,392,273	$8,271,326
Tangible Common Equity to Tangible Assets	9.43%	9.51%	9.17%	9.23%	9.12%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return on average tangible common equity as return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of goodwill and core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$36,835	$29,456	$31,787	$22,801	$22,920	$98,078	$51,082
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,447	2,451	2,451	7,323	7,353
Less: Tax benefit at the statutory rate	512	512	514	515	515	1,538	1,545
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$38,761	$31,382	$33,720	$24,737	$24,856	$103,863	$56,890

Average Tangible Common Equity
Total average stockholders' equity	$1,290,528	$1,254,371	$1,224,294	$1,196,274	$1,177,882	$1,256,640	$1,154,464
Adjustments:
Average goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Average core deposit intangibles	(52,043)	(54,471)	(56,913)	(59,010)	(61,666)	(54,458)	(64,077)
Average tangible common equity	$867,645	$829,060	$796,541	$766,424	$745,376	$831,342	$719,547
Return on Average Tangible Common Equity (Annualized)	17.72%	15.18%	17.17%	12.84%	13.27%	16.70%	10.56%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus severance payments, plus loss (gain) on sale of securities, net, plus debt extinguishment costs, less Thrive PPP loan forgiveness income, less tax impact of adjustments, plus nonrecurring tax adjustments. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision for loan losses. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by average total assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by average total assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as noninterest expense plus adjustments to operating noninterest expense divided by (i) noninterest income plus adjustments to operating noninterest income plus (ii) net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
	(Dollars in thousands)
Operating Earnings
Net income	$36,835	$29,456	$31,787	$22,801	$22,920	$98,078	$51,082
Plus: Severance payments[1]	—	627	—	—	—	627	—
Plus: Loss (gain) on sale of securities available for sale, net	188	—	—	256	8	188	(2,871)
Plus: Debt extinguishment costs[2]	—	—	—	9,746	—	—	1,561
Less: Thrive PPP loan forgiveness income[3]	1,912	—	—	—	—	1,912	—
Operating pre-tax income	35,111	30,083	31,787	32,803	22,928	96,981	49,772
Less: Tax impact of adjustments	39	131	—	2,100	—	170	(277)
Plus: Nonrecurring tax adjustments[4]	—	—	426	(973)	—	426	(1,799)
Operating earnings	$35,072	$29,952	$32,213	$29,730	$22,928	$97,237	$48,250

Weighted average diluted shares outstanding	50,306	50,331	49,998	49,837	49,775	50,230	50,176
Diluted EPS	$0.73	$0.59	$0.64	$0.46	$0.46	$1.95	$1.02
Diluted operating EPS	0.70	0.60	0.64	0.60	0.46	1.94	0.96
1 Severance payments relate to branch restructurings made during the three months ended June 30, 2021.
2 Debt extinguishment costs relate to prepayment penalties paid in connection with the early payoff of FHLB structured advances.
3 During the third quarter of 2021, Thrive’s PPP loan with another bank was 100% forgiven by the SBA. As a result of our 49% investment in Thrive, the $1.9 million represents our portion of the PPP loan forgiveness. PPP fee income is not taxable and as such has no tax impact.
4 A nonrecurring tax adjustment of $426 thousand recorded in the first quarter of 2021 was due to a true-up of a deferred tax liability. A nonrecurring tax adjustment of $973 thousand recorded in the fourth quarter of 2020 was primarily due the reversal of acquired deferred tax liabilities resulting in a tax benefit of $1.2 million offset by tax expense of $281 thousand for the setup of an uncertain tax position liability relating to state tax exposure for tax years prior to the year ending December 31, 2020. A nonrecurring tax adjustment of $1,799 was recorded in the second quarter of 2020 as a result of the Company amending a prior year Green Bancorp, Inc. tax return to carry back a net operating loss ("NOL") incurred by Green Bancorp, Inc. on January 1, 2019. The Company was allowed to carry back this NOL as result of a provision in the CARES Act, which permits (“NOL”) generated in tax years 2018, 2019 or 2020 to be carried back five years.

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net income	$36,835	$29,456	$31,787	$22,801	$22,920	$98,078	$51,082
Plus: Provision (benefit) for income taxes	9,195	7,837	8,993	4,702	6,198	26,025	9,501
Plus: (Benefit) provision for credit losses and unfunded commitments	(448)	577	(570)	902	10,139	(441)	64,767
Plus: Severance payments	—	627	—	—	—	627	—
Plus: Loss (gain) on sale of securities, net	188	—	—	256	8	188	(2,871)
Plus: Debt extinguishment costs	—	—	—	9,746	—	—	1,561
Less: Thrive PPP loan forgiveness income	1,912	—	—	—	—	1,912	—
Pre-tax, pre-provision operating earnings	$43,858	$38,497	$40,210	$38,407	$39,265	$122,565	$124,040

Average total assets	$9,385,470	$9,321,279	$8,941,271	$8,750,141	$8,585,926	$9,217,649	$8,449,772
Pre-tax, pre-provision operating return on average assets[1]	1.85%	1.66%	1.82%	1.75%	1.82%	1.78%	1.96%

Average total assets	$9,385,470	$9,321,279	$8,941,271	$8,750,141	$8,585,926	$9,217,649	$8,449,772
Return on average assets[1]	1.56%	1.27%	1.44%	1.04%	1.06%	1.42%	0.81%
Operating return on average assets[1]	1.48	1.29	1.46	1.35	1.06	1.41	0.76

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$35,072	$29,952	$32,213	$29,730	$22,928	$97,237	$48,250
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,447	2,451	2,451	7,323	7,353
Less: Tax benefit at the statutory rate	512	512	514	515	515	1,538	1,545
Operating earnings adjusted for amortization of core deposit intangibles	$36,998	$31,878	$34,146	$31,666	$24,864	$103,022	$54,058

Average Tangible Common Equity
Total average stockholders' equity	$1,290,528	$1,254,371	$1,224,294	$1,196,274	$1,177,882	$1,256,640	$1,154,464
Adjustments:
Less: Average goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Less: Average core deposit intangibles	(52,043)	(54,471)	(56,913)	(59,010)	(61,666)	(54,458)	(64,077)
Average tangible common equity	$867,645	$829,060	$796,541	$766,424	$745,376	$831,342	$719,547
Operating return on average tangible common equity[1]	16.92%	15.42%	17.39%	16.44%	13.27%	16.57%	10.04%

Efficiency ratio	47.55%	52.42%	49.62%	62.52%	48.12%	49.79%	47.19%
Operating efficiency ratio
Net interest income	71,276	67,131	65,635	66,766	65,870	204,042	199,032
Noninterest income	15,627	12,456	14,172	9,012	9,795	42,255	38,332
Plus: Loss (gain) on sale of securities available for sale, net	188	—	—	256	8	188	(2,871)
Less: Thrive’s PPP loan forgiveness income	1,912	—	—	—	—	1,912	—
Operating noninterest income	13,903	12,456	14,172	9,268	9,803	40,531	35,461
Noninterest expense	41,321	41,717	39,597	47,373	36,408	122,635	112,014
Less: Severance payments	—	627	—	—	—	627	—
Less: Debt extinguishment costs	—	—	—	9,746	—	—	1,561
Operating noninterest expense	$41,321	$41,090	$39,597	$37,627	$36,408	$122,008	$110,453
Operating efficiency ratio	48.51%	51.63%	49.62%	49.49%	48.11%	49.89%	47.10%
1 Annualized ratio.